Exhibit 99.1

Corbus Pharmaceuticals Strengthens Board of Directors with

Appointment of Winston Kung

Norwood, MA, August 20, 2024 (GLOBE NEWSWIRE) -- Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), today announced the appointment of Winston Kung to its Board of Directors. The appointment was effective as of August 16, 2024. Mr. Kung will also chair the Audit Committee.

“With this track record of success in both the pharma industry and on Wall Street, Winston has earned a well-deserved reputation for his leadership and financial acumen,” said Alan F. Holmer, Chairman of the Corbus Board of Directors. “We are delighted to welcome someone of Winston’s stature and expertise to our Board and we look forward to his insights and guidance.”

“Winston brings an extensive background in life science industry business development and the capital markets, perspectives that will serve Corbus well as we continue to make progress across our pipeline,” added Yuval Cohen, Ph.D., Chief Executive Officer of Corbus. “We look forward to working with him as we advance our lead programs to the next phases of their development.”

“Corbus is developing an intriguing asset portfolio in attractive areas of medicine, and has assembled an outstanding leadership team,” said Mr. Kung. “I am delighted to join the Corbus Board at such a pivotal moment in the Company’s development, and look forward to helping realize this portfolio’s full potential.

Mr. Winston Kung is an industry veteran with over 20 years of leadership experience across life sciences and investment banking. Currently, Mr. Kung serves as Chief Financial Officer of Arrivent BioPharma, a clinical-stage company dedicated to accelerating the global development of innovative biopharmaceutical therapeutics. Prior to Arrivent, Mr. Kung was Chief Financial Officer and Chief Operating Officer at PMV Pharmaceuticals. Prior to joining PMV Pharma, Mr. Kung was Vice President of Business Development and Global Alliances at Celgene, and previously held the position of Chief Business Officer at Celgene Cellular Therapeutics. Before his role at Celgene, Mr. Kung held senior positions at Citigroup’s Global Healthcare Investment Banking group and at Lehman Brothers’ Global Mergers and Acquisition group. Mr. Kung also led multiple transactions as part of Genentech’s and Amgen’s Business and Corporate Development groups. Mr. Kung earned his M.B.A from Harvard Business School and a B.A. in Biology and International Relations from Brown University.

The Company also announced that Avery “Chip” Catlin has resigned from the Board and as Chair of the Audit Committee after serving on the Corbus Board for over ten years. “We wish Chip the best in his future endeavors, and we thank him for his dedication to Corbus during his years of service at Corbus”, stated Mr. Holmer.

About Corbus

Corbus Pharmaceuticals Holdings, Inc. is an oncology company with a diversified portfolio and is committed to helping people defeat serious illness by bringing innovative scientific approaches to well understood biological pathways. Corbus’ pipeline includes CRB-701, a next-generation antibody drug conjugate that targets the expression of Nectin-4 on cancer cells to release a cytotoxic payload, CRB-601, an anti-integrin monoclonal antibody which blocks the activation of TGFβ expressed on cancer cells, and

CRB-913, a highly peripherally restricted CB1 inverse agonist for the treatment of obesity. Corbus is headquartered in Norwood, Massachusetts. For more information on Corbus, visit corbuspharma.com. Connect with us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s trial results, product development, clinical and regulatory timelines, including timing for completion of trials and presentation of data, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors on our operations, clinical development plans and timelines, which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

All product names, logos, brands and company names are trademarks or registered trademarks of their respective owners. Their use does not imply affiliation or endorsement by these companies.

INVESTOR CONTACT:

Sean Moran

Chief Financial Officer

Corbus Pharmaceuticals

smoran@corbuspharma.com

Bruce Mackle
Managing Director
LifeSci Advisors, LLC
bmackle@lifesciadvisors.com